CMA CALIFORNIA

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA CALIFORNIA MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-1,141,135,679	2,305,621,658	1,152,810,830	2,293,946,509	11,664,098		2,305,610,607
	Terry K. Glenn	-1,141,130,544	2,305,621,658	1,152,810,830	2,293,941,374	11,669,233		2,305,610,607
	Cynthia A. Montgomery	-1,141,045,334	2,305,621,658	1,152,810,830	2,293,856,164	11,754,443		2,305,610,607
	Charles C. Reilly	-1,140,345,989	2,305,621,658	1,152,810,830	2,293,156,819	12,453,788		2,305,610,607
	Kevin A. Ryan	-1,141,166,746	2,305,621,658	1,152,810,830	2,293,977,576	11,633,031		2,305,610,607
	Roscoe S. Suddarth	-1,140,986,650	2,305,621,658	1,152,810,830	2,293,797,480	11,813,127		2,305,610,607
	Richard R. West	-1,141,055,114	2,305,621,658	1,152,810,830	2,293,865,944	11,744,663		2,305,610,607
	Edward D. Zinbarg	-1,140,947,991	2,305,621,658	1,152,810,830	2,293,758,821	11,851,786		2,305,610,607

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-678,545,301	2,305,621,658	1,537,081,105	2,215,626,406	58,834,292	31,149,909	2,305,610,607
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-1,059,535,216	2,305,621,658	1,152,810,830	2,212,346,046	64,359,241	28,905,320	2,305,610,607
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG